     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1998



                                                      REGISTRATION NO. 333-48043

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------


FLEET FINANCIAL GROUP, INC.            RHODE ISLAND                      05-0341324
Fleet Capital Trust IV                   Delaware                        04-3337377
Fleet Capital Trust V                    Delaware                        04-3337382
Fleet Capital Trust VI                   Delaware                        04-6861970
Fleet Capital Trust VII                  Delaware                        04-6861971
Fleet Capital Trust VIII                 Delaware                        04-6861972
(Exact name of issuer as     (State or other jurisdiction of          (I.R.S. Employer
specified in its charter)     incorporation or organization)        Identification No.)


                             ---------------------

                               ONE FEDERAL STREET

                          BOSTON, MASSACHUSETTS 02110

                                 (617) 346-4000

    (Address, including zip code, and telephone number, including area code, of principal executive offices)
                            ------------------------

                          WILLIAM C. MUTTERPERL, ESQ.
                  Executive Vice President and General Counsel
                          FLEET FINANCIAL GROUP, INC.
                               One Federal Street
                          Boston, Massachusetts 02110
                                 (617) 346-4000

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

              LAURA N. WILKINSON, ESQ.                              VINCENT J. PISANO, ESQ.
                  EDWARDS & ANGELL                                   SKADDEN, ARPS, SLATE,
              One Hospital Trust Plaza                                 MEAGHER & FLOM LLP
           Providence, Rhode Island 02903                               919 Third Avenue
                   (401) 274-9200                              New York, NY 10022 (212) 735-3000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------

    If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                             ---------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


    This Registration Statement contains a form of Prospectus Supplement which may be used by Fleet and related Delaware statutory business trusts to offer Preferred Securities issued by such trusts.

INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION OR AMENDMENT. THIS PRELIMINARY PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS SUPPLEMENT DATED

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED                , 1998)
                                     [LOGO]
                                  PREFERRED SECURITIES
                             FLEET CAPITAL TRUST IV
                               % PREFERRED SECURITIES

                 (LIQUIDATION AMOUNT $  PER PREFERRED SECURITY)
                    FULLY AND UNCONDITIONALLY GUARANTEED BY

                          FLEET FINANCIAL GROUP, INC.
                                ---------------

    The    % Preferred Securities (the "Preferred Securities") offered hereby constitute a series of preferred securities of, and represent undivided preferred beneficial interests in the assets of, Fleet Capital Trust IV, a statutory business trust formed under the laws of the State of Delaware ("Fleet Capital" or the "Trust"). Fleet Financial Group, Inc., a Rhode Island corporation ("Fleet"), will own all of the common securities (the "Common Securities", and together with the Preferred Securities, the "Trust Securities"), representing undivided beneficial interests in the assets of Fleet Capital. Fleet Capital exists for the sole purpose of issuing the Trust
Securities and investing the proceeds thereof in an equivalent amount of    %
Junior Subordinated Deferrable Interest Debentures due 2028 (the "Junior Subordinated Debentures") of Fleet. The Junior Subordinated Debentures will
mature on                , 2028 (the "Stated Maturity").

                           --------------------------
                                                        (CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

    Application will be made to list the Preferred Securities on the New York Stock Exchange (the "NYSE"). Trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. See "Underwriting."

                           --------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
                 RELATES. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                                                                               UNDERWRITING      PROCEEDS TO THE
                                                        PRICE TO PUBLIC(1)    COMMISSION(2)        TRUST(3)(4)
Per Preferred Security................................          $                  (3)                  $
Total.................................................          $                  (3)                  $

(1) Plus accrued distributions, if any, from                , 1998.

(2) Fleet Capital and Fleet have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Junior Subordinated Debentures, Fleet has agreed to pay to the Underwriters as compensation (the "Underwriters' Compensation") for their arranging the investment therein of such proceeds
    $    per Preferred Security (or $       in the aggregate). See
    "Underwriting."

(4) Before deducting expenses of the offering which are payable by Fleet
    estimated at $      .

                           --------------------------

    The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form
through the facilities of The Depository Trust Company, on or about           ,
1998.

                           --------------------------

                           --------------------------

        The date of this Prospectus Supplement is                , 1998.

(CONTINUED FROM PREVIOUS PAGE)

    The Junior Subordinated Debentures when issued will be unsecured obligations of Fleet and will be subordinate and junior in right of payment to certain other indebtedness of Fleet, as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments of distributions and payments upon redemption, liquidation and otherwise.

    The Preferred Securities will be represented by global Preferred Securities registered in the name of the nominee of The Depository Trust Company (the "DTC"). Interests in the global Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as provided herein, Preferred Securities in definitive form will not be issued. Settlement for the Preferred Securities will be made in immediately available funds. The Preferred Securities will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity for the Preferred Securities will therefore settle in immediately available funds. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company."

    Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of    % of the liquidation amount of $  per
Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing                , 1998 ("distributions"). The payment of
distributions out of moneys held by Fleet Capital and payments on liquidation of Fleet Capital or the redemption of Preferred Securities, as set forth below, are guaranteed by Fleet (the "Guarantee") to the extent described herein and under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Guarantee covers payments of distributions and other payments on the Preferred Securities if and to the extent that Fleet Capital has funds available therefor, which will not be the case unless Fleet has made a payment of interest or principal or other payments on the Junior Subordinated Debentures held by Fleet Capital as its sole asset. The Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the Indenture (as defined herein) and its obligations under the Declaration (as defined herein), including its liabilities to pay costs, expenses, debts and obligations of Fleet Capital (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities. See "Risk Factors-- Rights Under the Guarantee" herein. The obligations of Fleet under the Guarantee are subordinate and junior in right of payment to all other liabilities of Fleet and rank pari passu with the most senior preferred stock issued, from time to time, if any, by Fleet. The obligations of Fleet under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations (each as defined herein) of Fleet, which aggregated approximately $3.9 billion (holding company only) at December 31, 1997, and rank pari passu with Fleet's other general unsecured creditors. In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors. The Junior Subordinated Debentures purchased by Fleet Capital may be subsequently distributed pro rata to holders of the Preferred Securities and Common Securities in connection with the dissolution of Fleet Capital.

    The distribution rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment date and other payment dates on the Junior Subordinated Debentures, which will be the sole assets of Fleet Capital. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, no amounts will be paid on the Preferred Securities. If Fleet does not make principal or interest payments on the Junior Subordinated Debentures, Fleet Capital will not have sufficient funds to make distributions on the Preferred Securities. In such event, the Guarantee will not apply to such distributions until Fleet Capital has sufficient funds available therefor.

    So long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet has the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided that an Extension Period may not extend beyond the Stated Maturity of the Junior Subordinated Debentures. If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accrue with interest thereon
(to the extent permitted by applicable law) at an annual rate of    % percent
per annum compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include such deferred interest in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest. There could be multiple Extension Periods of varying lengths throughout the term of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period;" "Risk Factors--Option to Extend Interest Payment Period" and "United States Federal Income Taxation-- Interest Income and Original Issue Discount."

    The Trust Securities will be subject to mandatory redemption (i) in whole but not in part, on the Stated Maturity upon repayment of the Junior
Subordinated Debentures, (ii) in whole or in part, on or after                ,
2003, contemporaneously with the optional prepayment by Fleet of the Junior Subordinated Debentures and (iii) in whole but not in part, at any time prior to
               , 2003, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein), in each case at a redemption price of $ per Trust Security, plus accrued and unpaid distributions thereon. The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity at the option of Fleet (i) in whole or in part, from time to time, on or after
               , 2003 or (ii) at any time prior to                , 2003, in
whole but not in part, upon the occurrence and continuation of a Special Event (as defined herein), in either case at a prepayment price (the "Prepayment Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment. See "Description of the Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

    Fleet will have the right at any time to liquidate Fleet Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Fleet has no present intention to take such action, principally because the Junior Subordinated Debentures, unlike the Preferred Securities, would not be considered "Tier 1 capital" for purposes of the Federal Reserve Board's capital guidelines for bank holding companies. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Fleet will use its best efforts to have the Junior Subordinated Debentures listed on the NYSE or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities--Distribution of the Junior Subordinated Debentures" and "Description of the Junior Subordinated Debentures."

    Any such redemption or distribution of the Junior Subordinated Debentures may require the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), if such approval is then required under applicable law, rules, guidelines or policies.

    In the event of the involuntary or voluntary dissolution, winding-up or termination of Fleet Capital, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $ plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING TRANSACTIONS, THE PURCHASE OF PREFERRED SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

                                  RISK FACTORS

    Prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED
  DEBENTURES

    Fleet's obligations under the Guarantee are unsecured and rank subordinate and junior in right of payment to all liabilities of Fleet and rank pari passu with the most senior preferred stock issued, if any, from time to time by Fleet. The obligations of Fleet under the Junior Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of Fleet and rank pari passu with obligations to or rights of Fleet's other general unsecured creditors. No payment may be made of the principal of, premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Debentures or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. As of December 31, 1997, Senior Indebtedness and Other Financial Obligations of Fleet aggregated approximately $3.9 billion (holding company only). In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Guarantee that limit Fleet's ability to incur additional indebtedness, including indebtedness which ranks senior to the Junior Subordinated Debentures and the Guarantee. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures" in the accompanying Prospectus, and "Description of the Junior Subordinated Debentures--Subordination" herein.

RIGHTS UNDER THE GUARANTEE

    The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

    The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent Fleet Capital has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by Fleet Capital, to the extent Fleet Capital has funds available therefor, and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of Fleet Capital (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment, to the extent Fleet Capital has funds available therefor, and (b) the amount of assets of Fleet Capital remaining available for distribution to holders of the Preferred Securities in liquidation of Fleet Capital. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce such holders' rights under the Guarantee without first instituting a legal proceeding against Fleet Capital, the Guarantee Trustee or any other person or entity. If Fleet were to default on its obligation to pay amounts payable on the Junior Subordinated Debentures or otherwise, Fleet Capital would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (1) by the Institutional Trustee (as defined in "Fleet Capital" herein) of its rights as registered holder of the Junior Subordinated Debentures against Fleet pursuant to the terms of the Junior Subordinated Debentures or (2) by such holder of its right against Fleet to enforce payments on the Junior Subordinated Debentures. See "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debentures" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Junior Subordinated Debentures against Fleet. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing, and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, the rights of Fleet, as holder of the Common Securities, will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet has the right under the Indenture (as such term is defined in "Description of the Junior Subordinated Debentures" herein) to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Junior Subordinated Debentures. As a consequence of such an extension, quarterly distributions on the Preferred Securities would be deferred (but would continue
to accrue, despite such deferral, with interest thereon at an annual rate of   %
per annum compounded quarterly) by Fleet Capital during any such Extension Period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters, but no such Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. During any Extension Period, (i) Fleet shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of the common stock, par value $0.01 per share, of Fleet (the "Fleet Common Stock") in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet's capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to the Junior Subordinated Debentures and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Fleet may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Fleet may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities--Distributions" and "Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

    Should Fleet exercise its right to defer payments of interest by extending the interest payment period, each holder of Preferred Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities. As a result, each such holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from Fleet Capital related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Fleet has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should Fleet determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of Fleet's right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation--Sales of Preferred Securities."

REDEMPTION OR DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Fleet will have the right at any time to terminate Fleet Capital and, after satisfaction of claims of creditors as provided by applicable law, to cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. In certain circumstances, Fleet shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, in which event Fleet Capital will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are redeemed by Fleet. Any such distribution or redemption may require prior approval of the Federal Reserve Board if then required under applicable law, rules, guidelines or policies. See "Description of the Preferred Securities--Mandatory Redemption."

    Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of Fleet Capital would not be a taxable event to holders of the Preferred Securities. If, however, Fleet Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of Fleet Capital, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Preferred Securities. Moreover, upon occurrence of a Special Event, a dissolution of Fleet Capital in which holders of the

Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of Fleet Capital."

    There can be no assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of Fleet Capital were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Junior Subordinated Debentures, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Preferred Securities--Mandatory Redemption," "--Distribution of the Junior Subordinated Debentures" and "Description of the Junior Subordinated Debentures."

LIMITED VOTING RIGHTS

    Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Fleet Capital Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Preferred Securities--Voting Rights."

TRADING PRICE

    The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are treated as issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "--Sales of Preferred Securities."

LACK OF ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES

    The Preferred Securities constitute a new issue of securities of Fleet Capital with no established trading market. Application will be made to list the Preferred Securities on the NYSE. Trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. There can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Underwriters have indicated to Fleet and Fleet Capital that they intend to make a market in the Preferred Securities, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

    The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving Fleet that may adversely affect such holders. See "Description of the Junior Subordinated Debentures--General."

                          FLEET FINANCIAL GROUP, INC.

    THIS SECTION REPLACES THE SECTION ENTITLED "FLEET FINANCIAL GROUP, INC." IN THE ACCOMPANYING PROSPECTUS.

GENERAL

    Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. At December 31, 1997, Fleet was among the twelve largest bank holding companies in the United States, with total assets of $85.5 billion, total deposits of $63.7 billion and stockholders' equity of $8.0 billion.

    Fleet is engaged in a general consumer and commercial banking and investment management business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida through its banking subsidiaries, and also provides, through its other subsidiaries, a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, capital markets services and investment banking, investment advice and management, data processing and student loan servicing.

    The principal office of Fleet is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.

HOLDING COMPANY

    Fleet is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of Fleet, including the holders of the securities offered hereby, to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of Fleet as a creditor may be recognized.

    There are various statutory and regulatory limitations on the extent to which banking subsidiaries of Fleet can finance or otherwise transfer funds to Fleet or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to Fleet or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Fleet and all such nonbanking subsidiaries, to an aggregate of 20% of each such bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions with safe and sound banking practices.

    In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Fleet from its banking subsidiaries. Under applicable banking statutes, at December 31, 1997, Fleet's banking subsidiaries could have declared additional dividends of approximately $361 million. Federal and state regulatory agencies also have the authority to limit further Fleet's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

    Under the policy of the Board of Govenors of the Federal Reserve Systems (the "Federal Reserve Board"), Fleet is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where it might not do so absent such policy. In addition, any subordinated loans by Fleet to any of the subsidiary banks would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank. Further, the Crime Control Act of 1990 amended the federal bankruptcy laws to provide that in the event of the bankruptcy of Fleet, any commitment by Fleet to its regulators to maintain the capital of a banking subsidiary would be assumed by the bankruptcy trustee and entitled to a priority of payment.

                              RECENT TRANSACTIONS

    Consistent with Fleet's strategy to combine the strengths of a leading regional bank with the national distribution capabilities of a diversified financial services company, Fleet has made three acquisitions which will expand its investment advisory, discount brokerage and credit card business lines, as well as expand the number and geographic diversity of its customer base. As a result of these acquisitions, Fleet expects to double the number of customers served to approximately 13 million and revenue from outside New England is expected to increase to over 50% of Fleet's total revenue.

COLUMBIA MANAGEMENT COMPANY

    On December 10, 1997, Fleet consummated its acquisition of Columbia Management Company ("Columbia"), a Portland, Oregon-based asset manager with 1996 revenues of $96 million and assets under management of $20.9 billion as of November 30, 1997, including a family of no-load mutual funds. The premium paid for the purchase of Columbia was $466 million. The agreement stipulates potential earnout and management retention incentives to be paid over six years. The acquisition of Columbia increases Fleet's investment advisory assets under management by approximately 40% and broadens its institutional product and mutual fund offerings and both retail and institutional national client base. Columbia will be managed as an independent business unit of Fleet, with senior members of Columbia's management committed to remain with Fleet. Fleet accounted for this acquisition under the purchase method of accounting.

THE QUICK & REILLY GROUP, INC.

    On February 1, 1998, Fleet consummated its acquisition of The Quick & Reilly Group, Inc. ("Quick & Reilly") at an exchange ratio of 0.578 shares of Fleet Common Stock for each share of Quick & Reilly common stock. Approximately 22 million shares of Fleet Common Stock were issued in the merger. Quick & Reilly is one of the largest discount brokerage firms in the United States, with revenues for its fiscal year ended February 28, 1997 of $507 million. The acquisition was accounted for as a pooling of interests.

    The Quick & Reilly transaction will give Fleet the opportunity to significantly expand its distribution channels for its consumer banking, investment management services, discount brokerage services and sales of its mutual fund and annuity products. The transaction will also allow Fleet to expand its retail customer base and provide its existing customers with additional investment and securities products. Quick & Reilly will be operated as an independent operation within Fleet's investment management services division. As part of the transaction, the top six members of Quick & Reilly's management have entered into five-year employment agreements to continue with Fleet following the closing. The agreement also provides for management retention and performance-based incentives to be paid to Quick & Reilly's senior managers over three years.

ADVANTA CORPORATION

    On Februry 20, 1998, Fleet acquired the consumer credit card operations of Advanta Corporation ("Advanta"), recording goodwill of approximately $463 million and purchased credit card intangibles of approximately $150 million, with an aggregate potential earnout of $100 million to be paid over five years. The transaction was accounted for under the purchase method of accounting. Advanta's credit card operations, which earned $30 million in the third quarter of 1997, added approximately $11.5 billion in managed credit card receivables. Following consummation of this transaction and the combination of Fleet's credit card operations with those of Advanta's, Fleet believes that it will be among the top ten issuers of credit cards in the United States, with approximately $14 billion in managed receivables and over 8 million customers.

    The acquisition of Advanta's consumer credit card operations allows Fleet to compete on a larger scale in a competitive environment of credit card business consolidations in order to retain and grow

Fleet's customer base. Fleet believes that this acquisition will enhance Fleet's credit card operations by providing the opportunity to combine Fleet's risk management practices with Advanta's state of the art database technology, direct marketing and product testing capabilities in the credit card business.

                     1997 ANNUAL AND FOURTH QUARTER RESULTS

    Fleet reported net income of $1.303 billion for 1997, an increase of $164 million compared to 1996 net income of $1.139 billion. Diluted earnings per share increased 19% to $4.74 from $3.98 in 1996. Return on assets and return on equity for the year were 1.59% and 19.53%, respectively, compared to 1.37% and 17.43% in 1996. In the fourth quarter of 1997, Fleet's net income was $335 million, or $1.23 per diluted share, compared to $302 million, or $1.05 per share in 1996, representing an 11% increase in net income and a 17% increase in earnings per diluted share. Return on assets and return on equity for the quarter were 1.62% and 19.23%, respectively, compared with 1.40% and 17.67% for the fourth quarter of 1996.

    Net interest income on a fully taxable equivalent basis totaled $3.7 billion for 1997, an increase of $228 million from 1996. Net interest margin improved 40 basis points to 5.21% in 1997, as Fleet's balance sheet restructuring program lowered funding costs and enhanced the mix of earning assets. Net interest income for the fourth quarter of 1997 totaled $923 million compared to $910 million in the fourth quarter of 1996, reflecting the continued positive impact of the actions noted above. Fourth quarter net interest margin was 5.19%, up 19 basis points from last year's 5.00%.

    The provision for credit losses was $322 million in 1997, an increase of $109 million from 1996. Net charge-offs in 1997 were virtually flat at $376 million, increasing only $6 million. The provision for credit losses was $90 million in the fourth quarter of 1997 and net charge-offs of $90 million were down $34 million from the fourth quarter of 1996. The improvement in net charge-offs in the fourth quarter of 1997 was primarily due to continued improvement in Fleet's commercial loan portfolio. Nonperforming assets were reduced by over $300 million (42%) during the year to $416 million. Continuing this trend in the fourth quarter, nonperforming assets were reduced by $63 million from September 30, 1997. The reserve for loan losses of $1.4 billion remained unchanged from September 30, 1997, maintaining Fleet's loss coverages of 2.3% of total loans and 365% of nonperforming loans.

    Noninterest income was $2.2 billion for 1997, compared to $2.0 billion in 1996. Service charges, fees and commissions increased 18% due to increases in cash management and electronic banking volume. Investment services revenue also increased 12%, as Fleet benefited from strong financial markets in 1997, as well as increasing levels of assets under management. Additionally, corporate finance fees, a line of business started in the latter part of 1996, grew from $13 million in 1996 to $47 million in 1997. Mortgage banking revenues decreased 12% in 1997 primarily due to the second quarter sale of Option One, one of Fleet's mortgage banking subsidiaries. Noninterest income was $517 million for the fourth quarter of 1997. This represents an increase in noninterest income from continuing businesses of $17 million after excluding the impact of divested businesses over the fourth quarter of 1996. Growth was experienced in nearly all core noninterest revenue categories including service charges, fees and commissions, investment services revenue and corporate finance fees.

    Noninterest expense totaled $3.4 billion in 1997, compared to $3.3 billion during 1996. Noninterest expense totaled $796 million in the fourth quarter of 1997. Noninterest expense from continuing businesses declined by $36 million from $832 million in the fourth quarter of 1996 after excluding $25 million for noninterest expense from divested businesses. Cost reductions included savings from the successful completion of the integration of the Shawmut and NatWest acquisitions. Aggregate cost savings from these two acquisitions totaled $750 million. This total exceeded the original cost savings projections by $150 million, or 25%.

    Total assets at December 31, 1997, were $85.5 billion. Stockholders' equity amounted to $8.0 billion at December 31, 1997, an increase of approximately $600 million from December 31, 1996.

                                 FLEET CAPITAL

    THIS SECTION SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH, REPLACES THE SECTION ENTITLED "THE TRUSTS" IN THE ACCOMPANYING PROSPECTUS.

    Fleet Capital is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of November 1, 1996, executed by Fleet, as sponsor (the "Sponsor"), and the trustees of Fleet Capital (the "Fleet Capital Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 1, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." Fleet will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of Fleet Capital. Fleet Capital exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of Fleet Capital, (ii) investing the gross proceeds of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

    Pursuant to the Declaration, the number of Fleet Capital Trustees will initially be five. Three of the Fleet Capital Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, Fleet. The fourth trustee will be a financial institution that is unaffiliated with Fleet, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, The First National Bank of Chicago will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, The First National Bank of Chicago will act as trustee (the "Guarantee Trustee") under the Guarantee and as Debt Trustee (as defined herein) under the Indenture (as defined herein). The fifth trustee will be an entity that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). Initially, First Chicago Delaware Inc., an affiliate of the Institutional Trustee, will act as Delaware Trustee. See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus and "Description of the Preferred Securities--Voting Rights" herein.

    The Institutional Trustee will hold title to the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Junior Subordinated Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Institutional Account") to hold all payments made in respect of the Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Institutional Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. Fleet, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Fleet Capital Trustee and to increase or decrease the number of Fleet Capital Trustees. Fleet will pay all fees and expenses related to Fleet Capital and the offering of the Trust Securities. See "Description of the Junior Subordinated Debentures--Miscellaneous."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act (the "Business Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities."

                      SELECTED CONSOLIDATED FINANCIAL DATA
                          FLEET FINANCIAL GROUP, INC.

The following unaudited consolidated summary sets forth selected financial data for Fleet and its subsidiaries for each of the years in the five-year period ending December 31, 1997. The following summary should be read in conjunction with the financial information incorporated herein by reference to other documents. See "Incorporation of Certain Documents by Reference". Certain amounts in prior periods have been reclassified to conform to current-year presentation.

                                                                  YEAR ENDED DECEMBER 31,
                         ---------------------------------------------------------------------------------------------------------
                               1997                 1996                 1995                    1994                   1993
                         ----------------     ----------------     -----------------       ----------------       ----------------
                                                       (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
CONSOLIDATED SUMMARY
OF OPERATIONS:
  Interest income
    (fully taxable
    equivalent)......    $          5,888     $          5,878     $       6,069           $          5,260       $      5,086
  Interest expense...               2,221                2,439             3,005                      2,161              1,917
  Net interest
    income...........               3,667                3,439             3,064                      3,099              3,169
  Provision for
    credit losses....                 322                  213               101                         65                327
  Net interest income
    after provision
    for credit
    losses...........               3,345                3,226             2,963                      3,034              2,842
  Noninterest
    income...........               2,247                2,013             1,665                      1,468              1,636
  Noninterest
    expense..........               3,381                3,272             3,550                      3,070              3,332
  Net income.........               1,303                1,139               610(a)                     849                817(b)

EARNINGS PER COMMON
SHARE:
  Basic..............    $           4.89     $           4.06     $        1.71(a)        $           3.37       $       3.30(b)
  Diluted............                4.74                 3.98              1.58(a)                    3.10               3.04(b)
  Weighted average
    basic shares
    outstanding......         253,661,066          262,619,983       243,796,880                243,027,593        236,177,416
  Weighted average
    diluted shares
    outstanding......         261,782,974          268,149,940       264,300,713                264,148,882        256,571,288
  Book value per
    common share.....    $          28.10     $          24.66     $       22.71           $          20.68       $      21.76
  Cash dividends
    declared per
    common share.....                1.84                 1.74              1.63                       1.40              1.025
  Common dividend
    payout ratios....                37.6%                42.8%             90.4%                      36.8%              24.6%

RATIO OF EARNINGS TO
FIXED CHARGES:
  Excluding interest
    on deposits......                4.53x                3.62x             1.78x                      2.33x              2.36x
  Including interest
    on deposits......                1.96                 1.78              1.34                       1.62               1.56

RATIO OF EARNINGS TO
FIXED CHARGES AND
DIVIDENDS ON
PREFERRED STOCK:
  Excluding interest
    on deposits......                4.02                 3.26              1.74                       2.27               2.27
  Including interest
    on deposits......                1.92                 1.74              1.33                       1.61               1.54

CONSOLIDATED BALANCE
SHEET--
    AVERAGE BALANCES:
  Total assets.......    $         82,070     $         83,124     $      82,727           $         79,561       $     75,286
  Securities held to
    maturity(c)......               1,167                1,045             7,736                      8,787              7,735
  Securities
    available for
    sale(c)..........               7,507               10,287            12,779                     16,923             14,140
  Loans and leases,
    net of unearned
    income...........              58,920               56,074            51,043                     44,102             43,283
  Interest-bearing
    deposits.........              47,514               47,334            43,120                     40,113             39,766
  Short-term
    borrowings.......               4,682                5,844            14,046                     15,355             12,807
  Long-term
    debt/subordinated
    notes
    and debentures...               4,608                5,486             6,581                      5,383              5,039
  Stockholders'
    equity...........               7,178                7,021             6,545                      5,782              5,311

CONSOLIDATED RATIOS:
  Net interest margin
    (fully taxable
    equivalent)......                5.21%                4.81%             4.12%                      4.30%              4.63%
  Return on average
    assets...........                1.59                 1.37               .74(a)                    1.07               1.09(b)
  Return on average
    common
    stockholders'
    equity...........               19.53                17.43(d)           9.32(a)(d)                15.66(d)           17.11(b)
  Average
    stockholders'
    equity to average
    assets...........                8.75                 8.45              7.91                       7.27               7.05
  Tier 1 risk-based
    capital ratio....                7.30                 7.67              7.61                       9.14              10.44
  Total risk-based
    capital ratio....               10.89                11.36             11.29                      12.92              14.89
  Period-end reserve
    for credit losses
    to period-end
    loans and
    leases, net of
    unearned
    income...........                2.34%                2.53%             2.56%                      3.25%              3.82%
  Net charge-offs to
    average loans and
    leases, net of
    unearned
    income...........                 .65                  .66               .59                        .54               1.35
  Period-end
    nonperforming
    assets to
    period-end loans
    and leases, net
    of unearned
    income, and other
    real estate
    owned............                 .68                 1.23(e)            .97(e)                    1.65               2.35

------------------------
(a) Includes impact of the loss on assets held for sale or accelerated disposition ($175 million pre-tax) and merger-related charges ($490 million pre-tax) recorded in 1995. Excluding these special charges, return on average common stockholders' equity and return on average assets would have been 16.29% and 1.26%, respectively, while net income and earnings per share would have been $1,039 million and $3.78, respectively.

(b) Includes impact of cumulative effect of change in accounting method of $53 million in 1993.

(c) Effective January 1, 1994, Fleet adopted FASB Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The standard requires that securities available for sale be reported at fair value, with unrealized gains or losses reflected as a separate component of stockholders' equity. In connection with the adoption of FASB Statement No. 115, Fleet transferred securities netting to $345 million from the held to maturity portfolio to the available for sale portfolio. During the fourth quarter of 1995, Fleet reclassified substantially all of its securities held to maturity to securities available for sale as the FASB permitted a one-time opportunity for institutions to reassess the appropriateness of the designations of all securities.

(d) Fleet's return on average common stockholders' equity includes the average unrealized gains and losses on securities available for sale. Excluding the impact of FASB Statement No. 115, Fleet's return on average common stockholders' equity would have been 19.66%, 17.42%, 9.25% and 15.35%, respectively, for years ended December 31, 1997, 1996, 1995 and 1994.

(e) Excludes $214 million, $265 million and $317 million of nonperforming assets reclassified to held for sale or accelerated disposition at December 31, 1997, December 31, 1996 and December 31, 1995, respectively. Including such amounts, the ratios would have been 1.03%, 1.68% and 1.58% at December 31, 1997, December 31, 1996 and December 31, 1995, respectively.

                                 CAPITALIZATION

    The following table sets forth the actual consolidated capitalization of Fleet and its subsidiaries at December 31, 1997, and Fleet's capitalization as of such date as adjusted to reflect (i) the sale of the Preferred Securities offered hereby, (ii) the issuance by Fleet on January 15, 1998 of $500 million principal amount of 6 7/8% Subordinated Notes Due 2028 and (iii) the issuance by Fleet on March 9, 1998 of $250 million principal amount of 6.50% Subordinated Notes Due 2008. The table should be read in conjunction with Fleet's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference".

                                                                                             ACTUAL    AS ADJUSTED
                                                                                           ----------  -----------
                                                                                            AT DECEMBER 31, 1997
                                                                                           -----------------------

                                                                                            (DOLLARS IN MILLIONS)

Senior and subordinated debt.............................................................  $    4,166   $   4,916
Company-obligated mandatorily redeemable preferred securities
 of Fleet Capital Trust I(1).............................................................          84          84
Company-obligated mandatorily redeemable capital securities
 of Fleet Capital Trust II(2)............................................................         250         250
Company-obligated mandatorily redeemable preferred securities
 of Fleet Capital Trust III(3)...........................................................          --         120
                                                                                           ----------  -----------
Company-obligated mandatorily redeemable preferred securities
 of Fleet Capital Trust IV(4)............................................................          --
Total long-term debt.....................................................................       4,500

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value.........................................................         691         691
Common stock, $.01 par value.............................................................           3           3
Common surplus...........................................................................       3,242       3,242
Retained earnings........................................................................       4,105       4,105
Net unrealized gain on securities........................................................          97          97
Treasury stock...........................................................................        (104)       (104)
                                                                                           ----------  -----------
Total stockholders' equity...............................................................       8,034       8,034
                                                                                           ----------  -----------
Total long-term debt and stockholders' equity............................................      12,534
                                                                                           ----------  -----------
                                                                                           ----------  -----------

------------------------

(1) Issued on February 4, 1997. The sole assets of Fleet Capital Trust I are 8.00% Junior Subordinated Deferrable Interest Debentures due 2027 with a principal amount of approximately $86.3 million. Such debentures mature on February 15, 2027, which may be (i) shortened to a date not earlier than April 15, 2001 or (ii) extended to a date not later than February 15, 2046. Fleet owns all of the common securities of such trust. Upon redemption of such debentures, the preferred securities are mandatorily redeemable.

(2) Issued on December 11, 1996. The sole assets of Fleet Capital Trust II are 7.92% Junior Subordinated Deferrable Interest Debentures due 2026 with a principal amount of approximately $257.7 million. Such debentures mature on December 11, 2026. Fleet owns all of the common securities of such trust. Upon redemption of such debentures, the capital securities are mandatorily redeemable.

(3) Issued on January 15, 1998. The sole assets of Fleet Capital Trust III are 7.05% Junior Subordinated Deferrable Interest Debentures due 2028 with a principal amount of approximately $123.7 million. Such debentures mature on March 31, 2028. Fleet owns all of the common securities of such trust. Upon redemption of such debentures, the preferred securities are mandatorily redeemable.

(4) As described herein, the sole assets of Fleet Capital will be the Junior Subordinated Debentures with a principal amount of approximately $ million. The Junior Subordinated Debentures will bear interest at the rate
    of    % per annum and will mature on         , 2028. Fleet owns all of the
    Common Securities of Fleet Capital. Upon redemption of the Junior Subordinated Debentures, the Preferred Securities will be mandatorily redeemable.

                              ACCOUNTING TREATMENT

    The financial statements of Fleet Capital will be consolidated into Fleet's consolidated financial statements, with the Preferred Securities classified as a component of long-term debt of Fleet. The financial statement footnotes of Fleet
will reflect that the sole asset of Fleet Capital will be $     million
principal amount of the Junior Subordinated Debentures, bearing interest at    %
and maturing on         , 2028. All future reports filed by Fleet under the
Exchange Act will present information regarding Fleet Capital and other similar Fleet trusts in the manner described above. In addition, a footnote to Fleet's audited financial statements will be added to reflect that (i) Fleet Capital and such other trusts are wholly-owned by Fleet; (ii) the sole assets of Fleet Capital are the Junior Subordinated Debentures and the sole assets of such other trusts will be junior subordinated debentures, in each case specifying as to each trust the principal amount, interest rate and maturity date of the junior subordinated debentures held; and (iii) the Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debenture and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of Fleet Capital (other than with respect to the Trust Securities), and the corresponding obligations of Fleet with respect to such other trusts, provide a full and unconditional guarantee of amounts on the Preferred Securities and the preferred securities issued by such other trusts. See "Capitalization."

                                USE OF PROCEEDS

    THIS SECTION SUPPLEMENTS, AND TO THE EXTENT INCONSISTENT THEREWITH, REPLACES THE SECTION ENTITLED "USE OF PROCEEDS" IN THE ACCOMPANYING PROSPECTUS.

    Fleet Capital will use all proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Debentures from Fleet. Fleet intends to use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purposes, principally to extend credit to, or fund investments in, its subsidiaries. The precise amounts and timing of extensions of credit to, and investments in, such subsidiaries will depend upon the subsidiaries' funding requirements and the availability of other funds. Pending such applications, the net proceeds may be temporarily invested in marketable securities or applied to the reduction of Fleet's short-term indebtedness. Based upon the historic and anticipated future growth of Fleet and the financial needs of its subsidiaries, Fleet may engage in additional financings of a character and amount to be determined as the need arises.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The First National Bank of Chicago, will act as indenture trustee for the Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities, which supplements, and to the extent inconsistent, replaces, the description set forth under the caption "Description of the Capital Securities" in the accompanying Prospectus. Such summary, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Business Trust Act and the Trust Indenture Act.

GENERAL

    The Declaration authorizes the Regular Trustees to issue on behalf of Fleet Capital the Trust Securities, which represent undivided beneficial interests in the assets of Fleet Capital. All of the Common Securities will be owned, directly or indirectly, by Fleet. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by Fleet Capital of any securities other than the Trust Securities or the incurrence of any indebtedness by Fleet Capital. Pursuant to the Declaration, the Institutional Trustee will own the Junior Subordinated Debentures purchased by Fleet Capital for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by Fleet Capital, and payments upon redemption of the Preferred Securities or liquidation of Fleet Capital, are guaranteed by Fleet to the extent described under "Description of the Capital Securities Guarantees" in the accompanying Prospectus. The Guarantee will be held by The First National Bank of Chicago, as Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when Fleet Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures except in the circumstances in which there is a default in the payment of distributions, including when Fleet Capital does not have sufficient available funds to pay such distribution, in which case the holder may take Direct Action. See "Voting Rights" and "Declaration Events of Default" below.

DISTRIBUTIONS

    Distributions on the Preferred Securities will be fixed at a rate per annum
of    % of the stated liquidation amount of $  per Preferred Security
(equivalent to $      per annum). Distributions in arrears for more than one
quarter will bear interest thereon at such rate, compounded quarterly. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Preferred Securities will be cumulative, will accrue
from           , 1998, and, except as otherwise described below, will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each
year, commencing         , 1998, when, as and if available for payment. The
initial distribution will be $     per Preferred Security and will be payable on
        , 1998.

    So long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior

Subordinated Debentures, which, if exercised, would defer quarterly distributions on the Preferred Securities (though such distributions would
continue to accrue with interest thereon at an annual rate of    % percent per
annum compounded quarterly, since interest would continue to accrue on the Junior Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Junior Subordinated Debentures is limited to a period not exceeding 20 consecutive quarters, and such period may not extend beyond the Stated Maturity of the Junior Subordinated Debentures. In the event that Fleet exercises this right, then (i) Fleet shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (a) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to such Junior Subordinated Debentures and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Fleet may further extend the interest payment period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Fleet may select a new Extension Period, subject to the above requirements. See "Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued but unpaid interest thereon shall be paid to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such Extension Period.

    Distributions on the Preferred Securities must be paid on the dates payable to the extent that Fleet Capital has funds available for the payment of such distributions in the Property Account. Fleet Capital's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from Fleet on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures." The payment of distributions out of moneys held by Fleet Capital is guaranteed by Fleet to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of Fleet Capital on the relevant record dates, which will be, as long as the Preferred Securities remain in book-entry form, one Business Day prior to the relevant payment date and, in the event the Preferred Securities are not in book-entry form, the 15th day of the month in which the relevant payment date occurs. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. Distributions payable on any Preferred Securities that are not punctually paid on any distribution date as a result of Fleet having failed to make the corresponding interest payment on the Junior Subordinated Debentures will forthwith cease to be payable to the person in whose name such Preferred Security is registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Preferred Security is registered on the special record date established by the Regular Trustees, which record date shall correspond to the special record date or other specified date determined in accordance with the Indenture; provided, however, that distributions shall not be considered payable on any distribution payment date falling within an Extension Period unless Fleet has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such distribution payment date. Distributions on the Preferred Securities will be paid through the

Institutional Trustee, who will hold amounts received in respect of the Junior Subordinated Debentures in the Institutional Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "Book-Entry Only Issuance--The Depository Trust Company" below. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) or Chicago, Illinois are permitted or required by any applicable law to close.

REDEMPTION

    The Stated Maturity of the Junior Subordinated Debentures is         , 2028.
Upon the repayment of the Junior Subordinated Debentures at maturity, the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid at a redemption price of $ per Trust Security, plus accrued and unpaid distributions thereon. Moreover, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity at the option of Fleet (i) in whole or in part, from time to
time, on or after         , 2003 or (ii) at any time prior to         , 2003, in
whole but not in part, upon the occurrence and continuation of a Special Event, in either case at the Prepayment Price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of prepayment. See "Description of the Junior Subordinated Debentures-Optional Prepayment." Upon the repayment of the Junior Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid or redeemed at the Redemption Price; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "Description of the Junior Subordinated Debentures--Optional Prepayment." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described under "Book-Entry Only Issuance--The Depository Trust Company" below. Any such distribution or redemption may require prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

REDEMPTION PROCEDURES

    Fleet Capital may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    If Fleet Capital gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then immediately prior to the close of business on the redemption date, provided that Fleet has paid to Fleet Capital a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. If any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If Fleet fails to repay Junior Subordinated Debentures on maturity or on the date fixed for a redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by Fleet Capital or by Fleet pursuant to the Guarantee described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus, distributions on such Preferred Securities will continue to accrue to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    Fleet Capital shall not be required to (i) issue, or register the transfer or exchange of, any Trust Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Trust Securities and ending at the close of business on the day of the mailing of the relevant notice of redemption and (ii) register the transfer or exchange of any Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Trust Securities being redeemed in part.

    In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata as described below under "Book-Entry Only Issuance--The Depository Trust Company."

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws and the regulations of the Federal Reserve Board), Fleet or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Fleet will have the right at any time to liquidate Fleet Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities, subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, Fleet will use its best efforts to cause the Junior Subordinated Debentures to be listed on the NYSE or on such other exchanges as the Preferred Securities are then listed.

    On the date for any distribution of Junior Subordinated Debentures upon dissolution of Fleet Capital, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Trust Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Trust Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to Fleet or its agent for transfer or reissuance.

    There can be no assurance as to the market prices for either the Preferred Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of Fleet Capital were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any other voluntary or involuntary liquidation, dissolution, winding-up or termination of Fleet Capital (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of Fleet Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $ per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because Fleet Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Fleet Capital on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, Fleet Capital shall terminate (i) on          ,
2052, the expiration of the term of Fleet Capital, (ii) upon the bankruptcy of Fleet or Fleet Capital, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to Fleet, the filing of a certificate of cancellation with respect to Fleet Capital after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities, voting together as a single class to file such certificate of cancellation, or the revocation of the charter of Fleet and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debentures to the holders of the Trust Securities, (v) upon the entry of a decree of a judicial dissolution of Fleet or Fleet Capital, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. If a Declaration Event of Default with respect to the Preferred Securities is waived by holders of Preferred Securities, such waiver will also constitute the waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration, without any further act, vote or consent of the holders of the Common Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of, or interest on, Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, the rights of Fleet, as holder of the Common Securities, will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

    Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. Fleet and Fleet

Capital are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Business Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities
Guarantees--Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities, voting separately as a class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of, or interest on, the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Junior Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses
(i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, Fleet Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

    In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax Fleet Capital will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for Fleet Capital to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Fleet or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Fleet, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "Book-Entry Only Issuance--The Depository Trust Company" below.

    Holders of the Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by Fleet as the holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of Fleet Capital other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause Fleet Capital to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause Fleet Capital to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    Fleet Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. Fleet Capital may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that (i) if Fleet Capital is not the survivor, such successor entity either (a) expressly assumes all of the obligations of Fleet Capital under the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Fleet expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of Fleet Capital, (vii) prior to such merger, consolidation, amalgamation or replacement, Fleet has received an opinion of a nationally recognized independent counsel to Fleet Capital experienced in such matters to the effect that, (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (b) following such merger, consolidation, amalgamation or replacement, neither Fleet Capital nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) Fleet guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee (as described in the accompanying Prospectus). Notwithstanding the foregoing, Fleet Capital shall not, except with the consent of holders of 100 percent in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause Fleet Capital or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates (each a "Global Certificate"), representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through, or maintain a direct or indirect custodial relationship with, a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

    DTC has advised Fleet that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants and which will be legended to give notice of such Declaration Event of Default.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, Fleet Capital or Fleet, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of Fleet Capital, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

    Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither Fleet, Fleet Capital nor the Trustees will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to Fleet Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, Fleet Capital (with the consent of Fleet) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, Fleet will appoint a paying agent with respect to the Preferred Securities.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a Global Certificate.

PAYMENT

    Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the records of Fleet's registrar and transfer agent.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

    First Chicago Trust Company of New York will act as registrar, transfer agent and paying agent (the "Paying Agent") for the Preferred Securities. The Paying Agent shall be permitted to resign as Paying

Agent upon 30 days' written notice to the Regular Trustees. In the event that First Chicago Trust Company of New York shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor bank or trust company to act as Paying Agent.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of Fleet Capital, but upon payment (with the giving of such indemnity as Fleet Capital or Fleet may require) in respect of any tax or other government charges which may be imposed in relation to it.

    Fleet Capital will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

    The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture. Fleet and certain of its subsidiaries conduct certain banking transactions with the Institutional Trustee in the ordinary course of their business.

GOVERNING LAW

    The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to operate Fleet Capital in such a way so that Fleet Capital will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Fleet is authorized and directed to conduct its affairs so that the Junior Subordinated Debentures will be treated as indebtedness of Fleet for United States federal income tax purposes. In this connection, Fleet and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Fleet Capital or the articles of incorporation of Fleet, that each of Fleet and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

    Holders of the Preferred Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

    Pursuant to the Guarantee, Fleet will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by Fleet Capital, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by Fleet Capital), as and when due, regardless of any defense, right of setoff or counterclaim which Fleet Capital may have or assert. Fleet's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Fleet to the holders of Preferred Securities or by causing Fleet Capital to pay such amounts to such holders. The Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of Fleet Capital (other than with respect to the Trust Securities) provides a full and unconditional guarantee on a subordinated basis by Fleet of payments due on the Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as Guarantee Trustee. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. A summary description of the Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Set forth below is a description of the specific terms of the Junior Subordinated Debentures in which Fleet Capital will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures." While the following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Indenture, dated as of December 11, 1996 (the "Base Indenture"), between Fleet and The First National Bank of Chicago as Trustee (the "Debt Trustee"), as
supplemented by a Fourth Supplemental Indenture, dated as of         , 1998 (the
Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"), the forms of which are filed as Exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, all material terms of the Junior Subordinated Debentures are set forth herein and in the accompanying Prospectus. Certain capitalized terms used herein are defined in the Indenture.

GENERAL

    The Junior Subordinated Debentures will be issued as unsecured indebtedness of Fleet under the Indenture. The Junior Subordinated Debentures will be limited
in aggregate principal amount to $           , such amount being the sum of the
aggregate stated liquidation value of the Trust Securities.

    The Junior Subordinated Debentures are not subject to any sinking fund provision. The entire principal amount of the Junior Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional
Interest (as defined herein), if any,         , 2028.

    If Junior Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Fleet Capital, such Junior Subordinated Debentures will initially be issued as a Global Security (as defined herein). As described herein, Junior Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in denominations of $ and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Institutional Trustee in New York, New York; provided, that payment of interest may be made at the option of Fleet by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Junior Subordinated Debentures is the Institutional Trustee, the payment of principal and interest on the Junior Subordinated Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

    The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving Fleet that may adversely affect such holders.

SUBORDINATION

    The Indenture provides that the Junior Subordinated Debentures are subordinated and junior in right of payment to all present and future Senior Indebtedness and Other Financial Obligations of Fleet (each as defined herein) and rank pari passu with and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code or otherwise. In addition, no payment may be made of the principal of, premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, or (ii) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Junior Subordinated Debentures or any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof. Upon any distribution of assets of Fleet to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, the payment of the principal of, and interest on, the Junior Subordinated Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness and Other Financial Obligations of Fleet. Upon any payment or distribution of assets of Fleet to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of Fleet, the holders of all Senior Indebtedness and the holders of Other Financial Obligations will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Junior Subordinated Debentures will be entitled to receive and retain any payment in respect of the principal of, or interest on, the Junior Subordinated Debentures.

    The term "Senior Indebtedness" means, with respect to Fleet, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of Fleet for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by Fleet, (ii) all capital lease obligations of Fleet, (iii) all obligations of Fleet issued or assumed as the deferred purchased price of property, all conditional sale obligations of Fleet and all obligations of Fleet under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of Fleet for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which Fleet is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of Fleet (whether or not such obligation is assumed by Fleet), except that Senior Indebtedness shall not include (i) any such indebtedness that is by its terms subordinated to or ranks pari passu with the Junior Subordinated Debentures and (ii) any indebtedness between and among Fleet or its affiliates, including all other debt securities and guarantees in respect to those debt securities, issued to (a) any other Fleet Capital Trust (as defined in the accompanying Prospectus) or a trustee of such Fleet Capital Trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with Fleet that is a financing vehicle of Fleet (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Preferred Securities.

    The term "Other Financial Obligations" means all obligations of Fleet to make payment pursuant to the terms of financial instruments, such as (i) securities contracts and foreign currency exchange contracts, (ii) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and (iii) in the case of both (i) and (ii) above, similar financial instruments, other than (a) obligations on account of Senior Indebtedness and (b) obligations on account of indebtedness for money borrowed ranking pari passu with or subordinate to the Junior Subordinated Debentures.

    Upon satisfaction of all claims of all Senior Indebtedness and Other Financial Obligations then outstanding, the rights of the holders of the Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness and Other Financial Obligations of Fleet to receive payments or distributions applicable to Senior Indebtedness and Other Financial Obligations until all amounts owing on the Junior Subordinated Debentures are paid in full. Such Senior Indebtedness and Other Financial Obligations shall continue to be Senior Indebtedness and Other Financial Obligations and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness or Other Financial Obligations.

    The Indenture does not limit the aggregate amount of Senior Indebtedness or Other Financial Obligations that may be issued or entered into by Fleet. As of December 31, 1997, Senior Indebtedness and Other Financial Obligations of Fleet aggregated approximately $3.9 billion (holding company only). In addition, because Fleet is a holding company, the Junior Subordinated Debentures are effectively subordinated to all existing and future liabilities of Fleet's subsidiaries, including depositors.

OPTIONAL PREPAYMENT

    The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity at the option of Fleet (i) in whole or in part, from time to time, on
or after         , 2003 or (ii) at any time prior to         , 2003, in whole
but not in part, upon the occurrence and continuation of a Special Event (as defined herein), in either case, upon not less than 30 nor more than 60 days' notice, at a prepayment price (the "Prepayment Price") equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of prepayment. Such prepayment may require prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

    Following such prepayment, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so repaid shall be redeemed by Fleet Capital at a redemption price equal to the Prepayment Price (the "Redemption Price") plus accrued and unpaid distributions through the redemption date.

    A "Special Event" means a Tax Event or a Regulatory Capital Event (each as defined herein), as the case may be.

    A "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Junior Subordinated Debentures, there is more than an insubstantial risk that (i) Fleet Capital is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by Fleet on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by Fleet, in whole or in part, for United States federal income tax purposes, or (iii) Fleet Capital is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    A "Regulatory Capital Event" means that Fleet shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve Board or (b) any official amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Preferred Securities, the Preferred Securities do not constitute, or within 90 days of the date thereof, will not constitute, Tier 1 capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of Fleet Capital by Fleet and the treatment thereafter of the Junior Subordinated Debentures as other than Tier 1 capital shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

INTEREST

    The Junior Subordinated Debentures shall bear interest at the rate of     %
per annum from the original date of issuance, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest
Payment Date"), commencing            , 1998, to the person in whose name such
Junior Subordinated Debentures is registered on the relevant record date. The record dates for the Junior Subordinated Debentures will be, for so long as the Junior Subordinated Debentures remain in book-entry form, one Business Day prior to the relevant Interest Payment Date and, in the event the Junior Subordinated Debentures are not in book-entry form, the 15th day of the month in which the relevant Interest Payment Date occurs.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    So long as Fleet shall not be in default in the payment of interest on the Junior Subordinated Debentures, Fleet shall have the right at any time, and from time to time, during the term of the Junior Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters or extending beyond the Stated Maturity, at the end of which Extension Period, Fleet shall pay all interest then accrued and unpaid (including any Additional Interest, as defined herein) together with interest thereon compounded quarterly at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (i) Fleet shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (a) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (b) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet's capital stock for another class or series of Fleet capital stock or (c) the purchase of fractional interests in shares of Fleet's capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (ii) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet that rank pari passu with or junior to the Junior Subordinated Debentures, and (iii) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Fleet may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Fleet may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. Fleet has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debentures, Fleet shall give the Regular Trustees, the Institutional Trustee and the Debt Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) if the Junior Subordinated Debentures are then listed, the date the Regular Trustees are required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable. The Institutional Trustee shall give notice of Fleet's selection of such Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debentures, Fleet shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) if the Junior Subordinated Debentures are then listed, the date upon which Fleet is required to give notice to the NYSE (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment.

ADDITIONAL INTEREST

    If, at any time while the Institutional Trustee is the holder of any Junior Subordinated Debentures, Fleet Capital or the Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Fleet will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by Fleet Capital and by the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts Fleet Capital and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

    If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debentures, will have the right to declare the principal of and the interest on the Junior Subordinated Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Events of Default, Waiver and Notice" in the accompanying Prospectus for a description of Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debentures. See "Description of the Preferred Securities-- Declaration Events of Default" and "--Voting Rights." If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of, or interest on, the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. Notwithstanding any payments made to such holder of Preferred Securities by Fleet in connection with a Direct Action, Fleet shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures held by Fleet Capital or the Institutional Trustee, and Fleet shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by Fleet to such holder in any Direct Action. Except as provided in the preceding sentence and in the Guarantee, the holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Fleet Capital, the Junior Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee (the "Depositary"). Except under the limited circumstances described below, Junior Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

    If Junior Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in Fleet Capital, DTC will act as the Depositary for the Junior Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by Fleet. Fleet may appoint a successor to DTC or any successor Depositary in the event DTC or such successor Depositary is unable or unwilling to continue as a depositary for the Global Securities.

    None of Fleet, Fleet Capital, the Institutional Trustee, any paying agent and any other agent of Fleet, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    A Global Security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies Fleet that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) Fleet, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

    The Indenture will provide that Fleet will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debentures, (ii) the organization, maintenance and dissolution of Fleet Capital,
(iii) the retention of the Regular Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

    Fleet will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Fleet; provided that, in the event of any such assignment, Fleet will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

    As set forth in the Declaration, the sole purpose of Fleet Capital is to issue the Trust Securities evidencing undivided beneficial interests in the assets of Fleet Capital, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debentures.

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Fleet shall pay all, and Fleet Capital shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of Fleet Capital (other than with respect to the Trust Securities); and

(iv) the Declaration further provides that the Regular Trustees shall not take or cause or permit Fleet Capital to, among other things, engage in any activity that is not consistent with the purposes of Fleet Capital.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by Fleet as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If Fleet does not make interest payments on the Junior Subordinated Debentures purchased by Fleet Capital, Fleet Capital will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities if and to the extent that Fleet has made a payment of interest or principal on the Junior Subordinated Debentures held by Fleet Capital as its sole asset. The Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of Fleet Capital (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Preferred Securities.

    If Fleet fails to make interest or other payments on the Junior Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities-- Book-Entry Only Issuance--The Depository Trust Company" and "--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action. Fleet, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities. If Fleet fails to make payments under the Guarantee, any holder of Preferred Securities may institute a Direct Action against Fleet to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Fleet Capital, the Guarantee Trustee, or any other person or entity.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

    In the opinion of Edwards & Angell, counsel to Fleet and Fleet Capital ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities held as capital assets by a holder who purchases such Preferred Securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

    In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel will render its opinion generally to the effect that under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of Fleet.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Preferred Securities, Tax Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, Fleet Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under Treasury regulations (the "Regulations") promulgated under the OID provisions of the Code, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Fleet believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent Fleet from declaring dividends on any class of its equity securities. Accordingly, Fleet intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

    Under the Regulations, if Fleet were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include in gross income OID even though Fleet would not make actual cash payments during an Extension Period.

    The Regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

    Because income on the Preferred Securities will constitute interest or OID, corporate holders of the Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF FLEET
  CAPITAL

    Fleet will have the right at any time to liquidate Fleet Capital and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of Fleet Capital would include the period during which the Preferred Securities were held by such holder. If, however, Fleet Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinate Debentures may constitute a taxable event to holders of Preferred Securities.

    Under certain circumstances described herein (see "Description of the Preferred Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "Sales of Preferred Securities" below.

SALES OF PREFERRED SECURITIES

    A holder that sells Preferred Securities (including a redemption of Preferred Securities) will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments received on the Preferred Securities in respect of OID (if any). Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year. In the case of individuals, long-term capital gains are taxed at a lower rate if the holder held the Preferred Securities for more than 18 months.

    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

    For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

    A "U.S. Holder" is a beneficial owner of Preferred Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross income for federal income tax purposes without regard to its source or (iv) a trust if, and only if, (x) a court within the United States is able to exercise primary supervision over the administration of the trust and (y) one or more United States trustees have the authority to control all substantial decisions of the trust.

    Under present United States federal income tax law: (i) payments by Fleet Capital or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Preferred Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Fleet entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to Fleet through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to Fleet Capital or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to Fleet Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes Fleet Capital or its agent with a copy thereof; and (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security.

INFORMATION REPORTING TO HOLDERS

    Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether such investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Fleet, the obligor with respect to the Junior Subordinated Debentures held by the Trust, and its affiliates and the Institutional Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many Plans that are subject to ERISA. The purchase and/or holding of Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which Fleet, the Institutional Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTE 96-23 (an exemption for plan asset transactions managed by in-house asset managers).

    Any purchaser proposing to acquire Preferred Securities with assets of any Plan should consult with its ERISA counsel.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), Fleet Capital has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom are acting as Representatives (the "Representatives"), has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                                   NUMBER OF
                                                                                   PREFERRED
          UNDERWRITERS                                                             SECURITIES
                                                                                   ----------

                                                                                   ----------
          Total..................................................................
                                                                                   ----------
                                                                                   ----------

    The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities
dealers at such price less a concession of $   per Preferred Security. The
Underwriters may allow, and such dealers may reallow, a concession not in excess
of $   per Preferred Security to certain brokers and dealers. After the
Preferred Securities are released for sale to the public, the offering price and other selling terms may be changed.

    In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debentures of Fleet, the Underwriting Agreement provides that Fleet will pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of
$     per Preferred Security (or $         in the aggregate) for the accounts of
the several Underwriters.

    During a period of 7 days from the date of the Prospectus Supplement, neither Fleet Capital nor Fleet will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Junior Subordinated Debentures or any debt securities substantially similar to the Junior Subordinated Debentures or equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Debentures and the Preferred Securities offered hereby).

    The Preferred Securities constitute a new issue of securities of Fleet Capital with no established trading market. Application will be made to list the Preferred Securities on the NYSE. Trading of the Preferred Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. There can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Representatives have indicated to Fleet and Fleet Capital that they intend to make a market in the Preferred Securities, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

    Fleet Capital and Fleet have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    Until the distribution of the Preferred Securities is completed, rules of the Commission may limit the ability of the Underwriters and any selling group members to bid for and purchase the Preferred Securities. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Preferred Securities. Such transactions consist of bids or purchases for the purposes of pegging, fixing or maintaining the price of the Preferred Securities.

    If the Underwriters create a short position in the Preferred Securities in connection with the offering, I.E., if they sell more Preferred Securities than are set forth on the cover page of this Prospectus Supplement, the Representatives may reduce the short position by purchasing Preferred Securities in the open market.

    The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase Preferred Securities in the open market to reduce the Underwriters' short position or to stabilize the price of the Preferred Securities, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those Preferred Securities as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    None of Fleet, Fleet Capital nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Preferred Securities. In addition, none of Fleet, Fleet Capital nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, Fleet and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

    THIS SECTION REPLACES THE SECTION ENTITLED "LEGAL MATTERS" IN THE ACCOMPANYING PROSPECTUS.

    Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Trust. The validity of the Junior Subordinated Debentures and the Preferred Securities Guarantee and certain matters relating thereto and certain United States federal income taxation matters will be passed upon for Fleet and the Trust by Edwards & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank and beneficially owns 4,052 shares of Fleet Common Stock. Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    THIS SECTION REPLACES THE SECTION ENTITLED "EXPERTS" IN THE ACCOMPANYING PROSPECTUS.

    The consolidated financial statements of Fleet contained in Fleet's Current Report on Form 8-K dated March 6, 1998, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
                          FLEET FINANCIAL GROUP, INC.

                         JUNIOR SUBORDINATED DEBENTURES

                             FLEET CAPITAL TRUST IV
                             FLEET CAPITAL TRUST V
                             FLEET CAPITAL TRUST VI
                            FLEET CAPITAL TRUST VII
                            FLEET CAPITAL TRUST VIII

                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                          FLEET FINANCIAL GROUP, INC.

    Fleet Financial Group, Inc. ("Fleet" or the "Company"), a Rhode Island corporation, may from time to time offer its subordinated debentures, notes or other evidence of indebtedness (the "Junior Subordinated Debentures") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Junior Subordinated Debentures when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debentures will be subordinate and junior in right of payment to certain other indebtedness of Fleet, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement").

    Fleet Capital Trust IV, Fleet Capital Trust V, Fleet Capital Trust VI, Fleet Capital Trust VII and Fleet Capital Trust VIII (each, a "Fleet Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective Fleet Capital Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Fleet Capital Trusts out of moneys held by each of the Fleet Capital Trusts, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by Fleet to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. Fleet's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to all other liabilities of Fleet and will rank pari passu with the most senior preferred stock, if any, issued from time to time by Fleet. Junior Subordinated Debentures may be issued and sold from time to time in one or more series to a Fleet Capital Trust, or a trustee of such Fleet Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such Fleet Capital Trust. The Junior Subordinated Debentures purchased by a Fleet Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Fleet Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Junior Subordinated Debentures and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."

    Specific terms of the Junior Subordinated Debentures of any series or the Preferred Securities of any Fleet Capital Trust, the terms of which will mirror the terms of the Junior Subordinated Debentures held by the Fleet Capital Trust, in respect of which this prospectus (the "Prospectus") is being delivered, will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denomination, currency or currency unit for which Junior Subordinated Debentures may be purchased, currency or currency unit in which the principal and any interest on Junior Subordinated Debentures is payable, maturity, the right of Fleet, if any, to extend or shorten the maturity after issuance, premium, if any, any exchange, conversion or redemption provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of Fleet, if any, to defer payment of interest on the Junior Subordinated Debentures and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and
(ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debentures of Fleet.

    The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning the United States federal income tax considerations applicable to purchasers of the Offered Securities.

    Fleet and/or each of the Fleet Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of Fleet and/or any Fleet Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

    This Prospectus and related Prospectus Supplements may be used by direct or indirect subsidiaries of Fleet in connection with offers and sales related to secondary market transactions in the Offered Securities. Such subsidiaries may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

    This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                           --------------------------
   THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF FLEET (OTHER THAN THE
      FLEET CAPITAL TRUSTS) AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
          INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                The date of this Prospectus is           , 1998

    FOR NORTH CAROLINA RESIDENTS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                             AVAILABLE INFORMATION

    This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Fleet and the Fleet Capital Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declarations of Trust (each as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Fleet Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

    Fleet is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports, proxy statements and other information with the Commission. Proxy statements, reports and other information concerning Fleet can be inspected and copied at the Commission's office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates or by accessing the Commission's World Wide Web site at http://www.sec.gov. The common stock, $.01 par value, of Fleet (the "Common Stock") is listed on the New York Stock Exchange ("NYSE"). Reports, proxy material and other information concerning Fleet also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. This Prospectus and the accompanying Prospectus Supplement do not contain all the information set forth in the Registration Statement and Exhibits thereto which Fleet has filed with the Commission under the Securities Act, which may be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees, and to which reference is hereby made.

    No separate financial statements of any of the Fleet Capital Trusts have been included herein. Fleet does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the Fleet Capital Trusts will be owned, directly or indirectly, by Fleet, a reporting company under the Exchange Act, (ii) each of the Fleet Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Fleet Capital Trust and investing the proceeds thereof in Junior Subordinated Debentures issued by Fleet, and (iii) Fleet's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of each of the Fleet Capital Trusts under the Indenture and any supplemental indenture thereto and pursuant to the Declarations of each Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by that Trust, the Junior Subordinated Debentures purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Junior Subordinated Debentures" and "Description of the Preferred Securities Guarantees."

    The Fleet Capital Trusts are not currently subject to the information reporting requirements of the Exchange Act. The Fleet Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Fleet are incorporated by reference in this Prospectus:


    (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997;



    (b) Current Reports on Form 8-K dated January 15, 1998, January 15, 1998, January 26, 1998, February 2, 1998, March 4, 1998 and March 6, 1998.


    Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All documents filed with the Commission by Fleet pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus or any Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

    FLEET WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE MAILED TO INVESTOR RELATIONS DEPARTMENT, FLEET FINANCIAL GROUP, INC., ONE FEDERAL STREET, BOSTON, MASSACHUSETTS 02110. TELEPHONE REQUESTS MAY BE DIRECTED TO (617) 346-4000.

                          FLEET FINANCIAL GROUP, INC.

GENERAL

    Fleet is a diversified financial services company organized under the laws of the State of Rhode Island. At December 31, 1997, Fleet was among the twelve largest bank holding companies in the United States, with total assets of $85.5 billion, total deposits of $63.7 billion and stockholders' equity of $8.0 billion.

    Fleet is engaged in a general consumer and commercial banking and investment management business throughout the states of Connecticut, Massachusetts, New Jersey, New York, Rhode Island, Maine, New Hampshire and Florida through its banking subsidiaries, and also provides, through its other subsidiaries, a variety of financial services, including mortgage banking, asset-based lending, consumer finance, real estate financing, securities brokerage services, capital markets services and investment banking, investment advice and management, data processing and student loan servicing.

    The principal office of Fleet is located at One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.

HOLDING COMPANY

    Fleet is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of Fleet, including the holders of the securities offered hereby, to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of Fleet as a creditor may be recognized.

    There are various statutory and regulatory limitations on the extent to which banking subsidiaries of Fleet can finance or otherwise transfer funds to Fleet or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. Such transfers by any subsidiary bank to Fleet or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Fleet and all such nonbanking subsidiaries, to an aggregate of 20% of each such bank's capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions with safe and sound banking practices.

    In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Fleet from its banking subsidiaries. Under applicable banking statutes, at December 31, 1997, Fleet's banking subsidiaries could have declared additional dividends of approximately $361 million. Federal and state regulatory agencies also have the authority to limit further Fleet's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank.

    Under the policy of the Board of Govenors of the Federal Reserve Systems (the "Federal Reserve Board"), Fleet is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support such subsidiary bank in circumstances where it might not do so absent such policy. In addition, any subordinated loans by Fleet to any of the subsidiary banks would also be subordinate in right of payment to deposits and obligations to general creditors of such subsidiary bank. Further, the Crime Control Act of 1990 amended the federal bankruptcy laws to provide that in the event of the bankruptcy of Fleet, any commitment by Fleet to its regulators to maintain the capital of a banking subsidiary would be assumed by the bankruptcy trustee and entitled to a priority of payment.

                                   THE TRUSTS

    Each of the Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by Fleet, as sponsor for such trust (the "Sponsor") and the Fleet Capital Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each Fleet Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by Fleet. The Common Securities of each Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Trust except that upon an event of default under the Declaration with respect thereto, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Fleet will, directly or indirectly, acquire Common Securities of each Trust in an aggregate liquidation amount equal to at least 3 percent of the total capital of each Fleet Capital Trust.

    Each Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to such Declaration or otherwise or (ii) the dissolution, winding-up or termination of the related Fleet Capital Trust other than pursuant to the terms of such Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Securities.

    Each Fleet Capital Trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable Declaration. Each Fleet Capital Trust's business and affairs will be conducted by the trustees (the "Fleet Capital Trustees") appointed by Fleet, as the direct or indirect holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Fleet Capital Trustees of a Fleet Capital Trust. The duties and obligations of the Fleet Capital Trustees shall be governed by the Declaration of such Fleet Capital Trust. One or more of the Fleet Capital Trustees for each Trust will be persons who are employees or officers of or affiliated with Fleet (the "Regular Trustees"). One Fleet Capital Trustee of each Fleet Capital Trust will be a financial institution which will be unaffiliated with Fleet and which shall act as institutional trustee under the Declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Fleet Capital Trustee of each Fleet Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). Fleet will pay all fees and expenses related to the Fleet Capital Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each Fleet Capital Trust in the State of Delaware, and its principal place of business is, First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801. The principal place of business of each Fleet Capital Trust shall be c/o Fleet Financial Group, Inc., One Federal Street, Boston, Massachusetts 02110, telephone number (617) 346-4000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

    Fleet's consolidated ratios of earnings to fixed charges were as follows for the years indicated:

                                                                                             YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------------------------
                                                                                1997       1996       1995       1994       1993
                                                                              ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges:
  Excluding Interest on Deposits............................................      4.53x      3.62x      1.78x      2.33x      2.36x
  Including Interest on Deposits............................................      1.96       1.78       1.34       1.62       1.56

------------------------

    For purposes of computing the consolidated ratios, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on short-term debt and long-term debt (including interest related to capitalized leases and capitalized interest) and one-third of rent expense, which approximates the interest component of such expense. In addition, where indicated, fixed charges include interest on deposits.

                             REASON FOR TRANSACTION

    On October 21, 1996, the Federal Reserve Board issued a press release (the "Federal Reserve Press Release") announcing that it had approved the use of certain cumulative preferred stock instruments, such as the Preferred Securities, as "Tier 1 capital" for purposes of the Federal Reserve Board's capital guidelines for bank holding companies. Because Fleet intends to treat the Preferred Securities as Tier 1 capital and, under current United States federal tax law, will receive a tax deduction for interest in respect of the Junior Subordinated Debentures, the issuance of the Preferred Securities is a cost effective method of raising capital on an after-tax basis.

                                USE OF PROCEEDS

    Each Trust will use the proceeds of the sale of the Trust Securities to acquire Junior Subordinated Debentures from Fleet. Unless otherwise indicated in the applicable Prospectus Supplement, Fleet intends to use the net proceeds from the sale of the Junior Subordinated Debentures for general corporate purpose, principally to extend credit to, or fund investments in, its subsidiaries. The precise amounts and timing of extensions of credit to, and investments in, such subsidiaries will depend upon the subsidiaries' funding requirements and the availability of other funds. Pending such applications, the net proceeds may be temporarily invested in marketable securities or applied to the reduction of Fleet's short-term indebtedness. Based upon the historic and anticipated future growth of Fleet and the financial needs of its subsidiaries, Fleet may engage in additional financings of a character and amount to be determined as the need arises.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

    Junior Subordinated Debentures may be issued from time to time in one or more series under an Indenture (the "Base Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Debt Trustee"), as supplemented by a Supplemental Indenture or a resolution of the Company's Board of Directors or a special committee appointed thereby (the "Supplemental Indenture"; the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"). The terms of the Junior Subordinated Debentures will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. While the following summary of the material terms does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act, all material terms of the Junior Subordinated Debentures are set forth herein and in any Prospectus Supplement relating to the particular Junior Subordinated Debentures being offered thereby. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

    The Junior Subordinated Debentures will be unsecured, fully subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures which may be issued thereunder and provides that the Junior Subordinated Debentures may be issued from time to time in one or more series. (Section 2.03)

    In the event Junior Subordinated Debentures are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust, such Junior Subordinated Debentures subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Fleet Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debentures will be issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust.

    Reference is made to the Prospectus Supplement relating to the particular Junior Subordinated Debentures being offered thereby for the following terms:
(1) the designation of such Junior Subordinated Debentures; (2) the aggregate principal amount of such Junior Subordinated Debentures; (3) the percentage of their principal amount at which such Junior Subordinated Debentures will be issued; (4) the date or dates on which such Junior Subordinated Debentures will mature and the right, if any, to shorten or extend such date or dates; (5) the rate or rates, if any, per annum, at which such Junior Subordinated Debentures will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions, if any, for a sinking purchase or other analogous fund; (9) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of Fleet or the holder; (10) the form of such Junior Subordinated Debentures; and (11) any other specific terms of the Junior Subordinated Debentures. Principal, premium, if any, and interest, if any, will be payable, and the Junior Subordinated Debentures offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of Fleet by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer to an account appropriately designated by the person entitled thereto. (Sections 3.01 and 3.02).

ADDITIONAL INTEREST

    If, at any time while the Institutional Trustee is the holder of any Junior Subordinated Debentures issued by a Trust, such Trust or the Institutional Trustee shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, Fleet will pay as additional interest ("Additional Interest") on the Junior Subordinated Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by such Trust and by the Institutional Trustee after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts such Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

    If a Prospectus Supplement specifies that a series of Junior Subordinated Debentures is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Junior Subordinated Debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Junior Subordinated Debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

    The covenants contained in the Indenture would not necessarily afford protection to holders of the Junior Subordinated Debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

    Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Junior Subordinated Debentures, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. (Section 2.07)

    Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Junior Subordinated Debentures may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities that are not issued to a Fleet Capital Trust may be made at the option of Fleet by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer to an account appropriately designated by the person entitled thereto. (Section 3.01)

BOOK-ENTRY JUNIOR SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Junior Subordinated Debentures of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Junior Subordinated Debentures in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Section 2.11)

    The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debentures to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

SUBORDINATION

    The Junior Subordinated Debentures will be subordinated and junior in right of payment to certain other indebtedness of Fleet to the extent set forth in the applicable Prospectus Supplement.

CERTAIN COVENANTS OF FLEET

    If Junior Subordinated Debentures are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust and (i) there shall have occurred any event that would constitute an Indenture Event of Default (as defined herein) or (ii) Fleet shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee, or (iii) Fleet shall have given notice of its election to defer payments of interest on such Junior Subordinated Debentures by extending the interest payment period as provided in the Supplemental Indenture and such period, or any extension thereof, shall be continuing, then (a) Fleet shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (x) purchases or acquisitions of shares of common stock, par value $0.01 per share, of Fleet (the "Fleet Common Stock") in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (y) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet capital stock for another class or series of Fleet capital stock or (z) the purchase of fractional interests in shares of Fleet capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (b) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet which rank pari passu with or junior to such Junior Subordinated Debentures and (c) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).

    In the event Junior Subordinated Debentures are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities of such Fleet Capital Trust, for so long as such Trust Securities remain outstanding, Fleet will covenant (i) to directly or indirectly maintain 100 percent ownership of the Common Securities of such Fleet Capital Trust; provided, however, that any permitted successor of Fleet under the Indenture may succeed to Fleet's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Fleet Capital Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of such Fleet Capital Trust, the redemption of all of the Trust Securities of such Fleet Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Fleet Capital Trust, and (b) to otherwise continue not to be treated as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. (Section 3.08)

LIMITATION ON MERGERS AND SALES OF ASSETS

    Fleet shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall be a corporation organized under the laws of any domestic jurisdiction and shall expressly assume the obligations of Fleet under the Indenture and (b) after giving effect thereto, no Default shall have occurred and be continuing under the Indenture. (Section 10.01)

EVENTS OF DEFAULT, WAIVER AND NOTICE

    The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debentures:

       (a) default for 30 days in payment of any interest on the Junior Subordinated Debentures of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

       (b) default in payment of principal of, or premium, if any, on, the Junior Subordinated Debentures of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debentures shall not constitute a default for this purpose; or

       (c) default by the Company in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

       (d) certain events of bankruptcy, insolvency or reorganization of Fleet; or

       (e) in the event Junior Subordinated Debentures are issued to a Fleet Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Fleet Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such Fleet Capital Trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of such Fleet Capital Trust, the redemption of all of the Trust Securities of such Fleet Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Fleet Capital Trust.

    The Indenture provides that, if an Indenture Event of Default on any series of Junior Subordinated Debentures shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25 percent in aggregate principal amount of the Junior Subordinated Debentures of such series then outstanding may declare the principal of all such Junior Subordinated Debentures of such series to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of such series of Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by accleration has been deposited with the Debt Trustee. (Section 5.01).

    The holders of a majority in principal amount of the Junior Subordinated Debentures of any or all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of the Junior Subordinated Debentures shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. Notwithstanding the foregoing, subject to the subordination provisions set forth in a Prospectus Supplement, the right of any holder of Junior Subordinated Debentures to receive payment of the principal of and interest on such Junior Subordinated Debentures on or after the due dates therefor, as the same may be extended in accordance with the terms of such Junior Subordinated Debentures, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder. (Sections 5.04 and 5.07)

    The Indenture requires the annual filing by Fleet with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 3.05)

    The Indenture provides that the Debt Trustee may withhold notice of an Indenture Event of Default from the holders of a series of Junior Subordinated Debentures (except an Indenture Event of Default in payment of principal of, or of interest or premium on, the Junior Subordinated Debentures) if the Trustee considers it in the interest of such holders to do so. (Section 5.08)

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debentures of all series affected by such modification at the time outstanding, and, in the case of Junior Subordinated Debentures issued to a Trust, the holders of a majority in aggregate liquidation amount of the related Preferred Securities, to modify the Indenture or any supplemental indenture or the rights of the holders of the Junior Subordinated Debentures; provided that no such modification shall, without the consent of the holders of each Junior Subordinated Debenture (and each Preferred Security, if applicable) affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debenture, or reduce the principal amount thereof (including in the case of a discounted Junior Subordinated Debenture the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any premium thereon, or reduce any amount payable on redemption thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of Junior Subordinated Debentures to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, (ii) reduce the aforesaid percentage of Junior Subordinated Debentures the consent of the holders of which is required for any such modification or (iii) otherwise materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures. (Section 9.02)

DEFEASANCE AND DISCHARGE

    The Indenture provides that Fleet, at Fleet's option: (a) will be discharged from any and all obligations in respect of the Junior Subordinated Debentures of a series (except for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described herein under "Certain Covenants of Fleet"), in each case if Fleet deposits, in trust with the Debt Trustee or the Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Junior Subordinated Debentures of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Debentures. To exercise any such option, Fleet is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Junior Subordinated Debentures of such series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a Discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to that effect received by Fleet from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Junior Subordinated Debentures would not be delisted from such exchange as a result of the exercise of such option. (Section 11.05)

GOVERNING LAW

    The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 13.05)

THE DEBT TRUSTEE

    Fleet or its affiliates maintain certain accounts and other banking relationships with the Debt Trustee and its affiliates in the ordinary course of business.

                    DESCRIPTION OF THE PREFERRED SECURITIES

    Each Fleet Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Fleet Capital Trust authorizes the Regular Trustees of such Fleet Capital Trust to issue on behalf of such Fleet Capital Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as Indenture Trustee for purposes of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Junior Subordinated Debentures held by the Fleet Capital Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Fleet Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issuable by such Fleet Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Fleet Capital Trust and the date or dates upon which such distributions shall be payable; (iv) whether distributions on Preferred Securities issued by such Fleet Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Fleet Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Fleet Capital Trust to the holders of Preferred Securities of such Fleet Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such Fleet Capital Trust; (vi) the obligation, if any, of such Fleet Capital Trust to purchase or redeem Preferred Securities issued by such Fleet Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such Fleet Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of holders of Preferred Securities issued by such Fleet Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Fleet Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Fleet Capital Trust; (viii) the terms and conditions, if any, upon which the Junior Subordinated Debentures owned by such Fleet Capital Trust may be distributed to holders of Preferred Securities of such Trust; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Fleet Capital Trust not inconsistent with the Declaration of such Fleet Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by Fleet to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

    Except as described herein, under the Business Trust Act, the Trust Indenture Act, under "Description of the Preferred Securities
Guarantees--Modification of the Preferred Securities Guarantees; Assignment" herein, and under any Prospectus Supplement relating to the issuance of a series of Preferred Securities, and as otherwise required by law and the Declarations, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declarations, including the right to direct the

Institutional Trustee, as holder of the Junior Subordinated Debentures, to (i) exercise the remedies available to it under the Indentures as a holder of the related Junior Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indentures, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indentures or the Junior Subordinated Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indentures would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an event of default under the related Declaration has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a legal proceeding directly against Fleet for enforcement of payment to such holder of the principal of, or interest on, the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. The Institutional Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Junior Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes an event of default under the related Declaration. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses
(i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, the related Fleet Capital Trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

    In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debentures, is required under the Indentures with respect to any amendment, modification or termination of such Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under such Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debentures outstanding; and provided, further, that where a consent or action under the Indenture is only effective against each holder of Junior Subordinated Debentures who has consented thereto, such consent or action will only be effective against a holder of Preferred Securities who directs the Institutional Trustee to give such consent or take such action. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax the related Fleet Capital Trust will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding event of default under the Declaration.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Fleet Capital Trusts to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declarations.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by Fleet or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Fleet, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    Holders of the Preferred Securities will have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by Fleet as the holder of all of the Common Securities.

    In connection with the issuance of Preferred Securities, each Fleet Capital Trust will issue one series of Common Securities. The Declaration of each Fleet Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such Fleet Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities issued by a Fleet Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities of a Fleet Capital Trust will also carry the right to vote to appoint, remove or replace any of the Fleet Capital Trustees of such Trust. All of the Common Securities of each Fleet Capital Trust will be directly or indirectly owned by Fleet.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

    If an Event of Default under the Declaration of a Fleet Capital Trust occurs and is continuing, then the holders of Preferred Securities of such Fleet Capital Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Junior Subordinated Debentures against Fleet. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such Fleet Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it under the applicable Indenture as a holder of the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debentures after a holder of record of Preferred Securities of such Fleet Capital Trust has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Institutional Trustee's rights under the applicable series of Junior Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on the applicable series of Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such Fleet Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Junior Subordinated Debentures. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by Fleet to such holder of Preferred Securities in such Direct Action.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by Fleet for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. While the summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act, all material terms of the Preferred Securities Guarantee are set forth herein and in any Prospectus Supplement relating to the particular Preferred Securities being offered thereby. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Fleet Capital Trust.

GENERAL

    Pursuant to each Preferred Securities Guarantee, Fleet will agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a Fleet Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Fleet Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Fleet Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by a Fleet Capital Trust, to the extent not paid by such Fleet Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Fleet Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent such Fleet Capital Trust has funds available therefor with respect to any Preferred Securities called for redemption by such Fleet Capital Trust; and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Fleet Capital Trust (other than in connection with the distribution of Junior Subordinated Debentures to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Fleet Capital Trust has funds available therefor and (b) the amount of assets of such Fleet Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Fleet Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. Fleet's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Fleet to the holders of Preferred Securities or by causing the applicable Fleet Capital Trust to pay such amounts to such holders.

    The Preferred Securities Guarantees will not apply to any payment of distributions except to the extent a Fleet Capital Trust shall have funds available therefor. If Fleet does not make interest payments on the Junior Subordinated Debentures purchased by a Fleet Capital Trust, such Fleet Capital Trust will not pay distributions on the Preferred Securities issued by such Fleet Capital Trust and will not have funds available therefor.

    The Preferred Securities Guarantees, when taken together with Fleet's obligations under the Junior Subordinated Debentures, the Indentures, and the Declarations, including its obligations to pay costs, expenses, debts and liabilities of the Fleet Capital Trusts (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by Fleet of payments due on the Preferred Securities.

    Fleet has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Fleet Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an event of default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF FLEET

    In each Preferred Securities Guarantee, Fleet will covenant that, so long as any Preferred Securities issued by the applicable Fleet Capital Trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such Preferred Securities Guarantee or the Indenture of such Fleet Capital Trust, or if Fleet has exercised its option to defer interest payments on the Junior Subordinated Debentures by extending the interest payment period and such period or extension thereof shall be continuing, then (a) Fleet shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Fleet Common Stock in connection with the satisfaction by Fleet of its obligations under any employee benefit plans or any other contractual obligation of Fleet (other than a contractual obligation ranking pari passu with or junior to the Junior Subordinated Debentures), (ii) as a result of a reclassification of Fleet capital stock or the exchange or conversion of one class or series of Fleet capital stock for another class or series of Fleet capital stock or, (iii) the purchase of fractional interests in shares of Fleet capital stock pursuant to the conversion or exchange provisions of such Fleet capital stock or the security being converted or exchanged), (b) Fleet shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Fleet which rank pari passu with or junior to such Junior Subordinated Debentures and (c) Fleet shall not make any guarantee payments with respect to the foregoing (other than pursuant to such Preferred Securities Guarantee).

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

    Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Fleet Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Fleet and shall inure to the benefit of the holders of the Preferred Securities of the applicable Fleet Capital Trust then outstanding. Except in connection with any merger or consolidation of Fleet with or into another entity or any sale, transfer or lease of Fleet's assets to another entity, each as permitted by the Indenture, Fleet may not assign its rights or delegate its obligations under such Preferred Securities Guarantee without the prior approval of the holders of at least a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Fleet Capital Trust.

TERMINATION

    Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable Fleet Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Fleet Capital Trust,
(b) upon distribution of the Junior Subordinated Debentures held by such Fleet Capital Trust to the holders of the Trust Securities of such Fleet Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Fleet Capital Trust upon liquidation of such Fleet Capital Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Fleet Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

    An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder.

    The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. Any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against Fleet to enforce the Preferred Guarantee Trustee's rights and the obligations of Fleet under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Fleet Capital Trust, the Preferred Guarantee Trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

    The Preferred Securities Guarantees will constitute unsecured obligations of Fleet and will rank (i) subordinate and junior in right of payment to all other liabilities of Fleet, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Fleet and with any guarantee now or hereafter entered into by Fleet in respect of any preferred or preference stock of any affiliate of Fleet, and (iii) senior to Fleet Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable Fleet Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

    The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

    The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

    Fleet or its affiliates maintain certain accounts and other banking relationships with the Preferred Guarantee Trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

    The Preferred Securities Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
     JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES GUARANTEES

    As set forth in the Declaration, the sole purpose of each of the Fleet Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of each of the Fleet Capital Trusts, and to invest the proceeds from such issuance and sale in Junior Subordinated Debentures.

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures held by a Fleet Capital Trust, such payments will be sufficient to cover distributions and payments due on the Trust Securities of such Trust because of the following factors: (i) the aggregate principal amount of such Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on such Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) Fleet shall pay all, and the Fleet Capital Trust shall not be obligated to pay, directly or indirectly, any costs, expenses, debt and obligations of such Fleet Capital Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Fleet Capital Trustees shall not take or cause or permit the Fleet Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of such Fleet Capital Trust. Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by Fleet as and to the extent set forth under "Description of the Preferred Securities Guarantees." If Fleet does not make interest payments on the Junior Subordinated Debentures purchased by the applicable Fleet Capital Trust, the applicable Fleet Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable Fleet Capital Trust has sufficient funds for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that Fleet has made a payment of interest or principal on the Junior Subordinated Debentures held by the applicable Fleet Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with Fleet's obligations under the Junior Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable Fleet Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts on the Preferred Securities.

    If Fleet fails to make interest or other payments on a series of Junior Subordinated Debentures when due (taking account of any Extension Period), the Declarations provide a mechanism whereby the holders of the Preferred Securities affected thereby, using the procedures described in any accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debentures, a holder of Preferred Securities of a Trust may institute a legal proceeding against Fleet to enforce the Institutional Trustee's rights under the Junior Subordinated Debentures owned by such Trust without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Fleet to pay interest or principal on Junior Subordinated Debentures on the date such interest of principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of a Trust may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debentures owned by such Trust. In connection with such Direct Action, Fleet will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by Fleet to such holder of Preferred

Securities in such Direct Action. Fleet, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If Fleet fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against Fleet to enforce the Guarantee Trustee's rights and the obligations of Fleet under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable Fleet Capital Trust, the Guarantee Trustee, or any other person or entity.

    Fleet and each of the Fleet Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Fleet of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees--General."

                              PLAN OF DISTRIBUTION

    Fleet may sell the Junior Subordinated Debentures and any Fleet Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents and (iii) through underwriters or dealers. Such underwriters, dealers or agents may be affiliates of Fleet, and offers or sales of such securities may include secondary market transactions by affiliates of Fleet.

    Offers to purchase Offered Securities may be solicited directly by Fleet and/or any Fleet Capital Trust, as the case may be, or by agents designated by Fleet and/or any Fleet Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Fleet to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for Fleet in the ordinary course of business.

    If an underwriter or underwriters are utilized in the sale, Fleet will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

    If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Fleet and/or any Fleet Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement. Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by Fleet and/or any Fleet Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

    This Prospectus and related Prospectus Supplement may be used by direct or indirect subsidiaries of Fleet in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

    The participation of an affiliate or subsidiary of Fleet in the offer and sale of the Offered Securities will comply with the requirements of Rule 2720 of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting securities of the affiliate. No NASD member participating in offers and sales will execute a transaction in the Securities in a discretionary account without the prior written specific approval of the member's customer.

    Underwriters, agents or their controlling persons may engage in transactions with and perform services for Fleet in the ordinary course of business.

                                 LEGAL MATTERS

    Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of each of the Fleet Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Fleet Capital Trusts. The validity of the Junior Subordinated Debentures and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for Fleet and certain United States federal income taxation matters will be passed upon for Fleet and the Fleet Capital Trusts by Edwards & Angell, One Hospital Trust Plaza, Providence, Rhode Island 02903. V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank and beneficially owns 4,052 shares of Fleet Common Stock. Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                    EXPERTS

    The consolidated financial statements of Fleet contained in Fleet's Current Report on Form 8-K dated March 6, 1998, incorporated by reference herein (and elsewhere in the Registration Statement) have been incorporated by reference herein (and elsewhere in the Registration Statement) in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FLEET FINANCIAL GROUP, INC., THE TRUSTS OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FLEET FINANCIAL GROUP, INC. OR THE TRUSTS SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                         ------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                          PROSPECTUS SUPPLEMENT
Risk Factors..............................................................   S-4
Fleet Financial Group, Inc................................................   S-8
Recent Transactions.......................................................   S-9
1997 Annual and Fourth Quarter Results....................................  S-10
Fleet Capital.............................................................  S-11
Selected Consolidated Financial Data
  Fleet Financial Group, Inc..............................................  S-12
Capitalization............................................................  S-14
Accounting Treatment......................................................  S-15
Use of Proceeds...........................................................  S-15
Description of the Preferred Securities...................................  S-16
Description of the Guarantee..............................................  S-26
Description of the Junior Suboridinated
  Debentures..............................................................  S-27
Effect of Obligations Under the Junior
  Subordinated Debentures and the Guarantee...............................  S-33
United States Federal Income Taxation.....................................  S-34
ERISA Considerations......................................................  S-38
Underwriting..............................................................  S-39
Legal Matters.............................................................  S-41
Experts...................................................................  S-41
                                PROSPECTUS
Available Information.....................................................     2
Incorporation of Certain Documents by Reference...........................     3
Fleet Financial Group, Inc................................................     4
The Trusts................................................................     5
Consolidated Ratios of Earnings to Fixed Charges..........................     6
Reason for Transaction....................................................     6
Use of Proceeds...........................................................     6
Description of the Junior Subordinated Debentures.........................     7
Description of the Preferred Securities...................................    12
Description of the Preferred Securities Guarantees........................    15
Effect of Obligations Under the Junior Subordinated Debentures and the
  Preferred Securities Guarantees.........................................    18
Plan of Distribution......................................................    19
Legal Matters.............................................................    20
Experts...................................................................    20

                                     [LOGO]

                             FLEET CAPITAL TRUST IV

                              PREFERRED SECURITIES

                           FULLY AND UNCONDITIONALLY
                                 GUARANTEED BY

                          FLEET FINANCIAL GROUP, INC.

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS.


1             --      Form of Underwriting Agreement for offering of Preferred Securities (1)

4(a)(iv)      --      Certificate of Trust of Fleet Capital Trust IV (1)

4(a)(v)       --      Certificate of Trust of Fleet Capital Trust V (1)

4(a)(vi)      --      Certificate of Trust of Fleet Capital Trust VI

4(a)(vii)     --      Certificate of Trust of Fleet Capital Trust VII

4(a)(viii)    --      Certificate of Trust of Fleet Capital Trust VIII

4(b)(iv)      --      Declaration of Trust of Fleet Capital Trust IV (1)

4(b)(v)       --      Declaration of Trust of Fleet Capital Trust V (1)

4(b)(vi)      --      Declaration of Trust of Fleet Capital Trust VI

4(b)(vii)     --      Declaration of Trust of Fleet Capital Trust VII

4(b)(viii)    --      Declaration of Trust of Fleet Capital Trust VIII

4(c)          --      Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities (1)

4(d)          --      Indenture between Fleet and The First National Bank of Chicago, as Trustee (2)

4(e)          --      Form of Supplemental Indenture to be used in connection with the issuance of the
                      Junior Subordinated Debentures and Preferred Securities (1)

4(f)          --      Form of Preferred Security (included in Exhibit 4(c)) (1)

4(g)          --      Form of Junior Subordinated Debenture (included in Exhibit 4(e)) (1)

4(h)          --      Form of Preferred Securities Guarantee (1)

5(a)          --      Opinion of Edwards & Angell

5(b)          --      Opinion of Skadden, Arps, Slate, Meagher & Flom, LLP

8             --      Tax Opinion of Edwards & Angell

12(a)         --      Computation of Ratio of Earnings to Fixed Charges (3)

12(b)         --      Computation of Ratio of Earnings to Fixed Charges and Dividends on Preferred
                      Stock (3)

23(a)         --      Consent of KPMG Peat Marwick LLP

23(b)         --      Consent of Edwards & Angell (included in Exhibit 5(a))

23(c)         --      Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5(b))

24(a)         --      Powers of Attorney for Fleet (included on signature pages hereto) (3)

24(b)         --      Powers of Attorney for Fleet Capital Trusts (included in Exhibit 4(b))

25(a)         --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                      The First National Bank of Chicago, as Trustee under the Indenture and under the
                      Preferred Securities Guarantee of Fleet Capital Trust IV and Fleet Capital Trust
                      V (1)

25(e)         --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                      The First National Bank of Chicago, as Trustee under the Amended and Restated
                      Declaration of Trust of Fleet Capital Trust IV (1)

25(f)         --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                      The First National Bank of Chicago, as Trustee under the Amended and Restated
                      Declaration of Trust of Fleet Capital Trust V (1)

25(g)         --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                      The First National Bank of Chicago, as Trustee under the Indenture with respect to Fleet Capital Trust VI, Fleet Capital Trust VII and Fleet Capital Trust VIII

25(h)         --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                      The First National Bank of Chicago, as Trustee under the Preferred Securities
                      Guarantee of Fleet Capital Trust VI

25(i)         --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                      The First National Bank of Chicago, as Trustee under the Preferred Securities
                      Guarantee of Fleet Capital Trust VII

25(j)         --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                      The First National Bank of Chicago, as Trustee under the Preferred Securities
                      Guarantee of Fleet Capital Trust VIII

25(k)         --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                      The First National Bank of Chicago, as Trustee under the Amended and Restated
                      Declaration of Trust of Fleet Capital Trust VI

25(l)         --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                      The First National Bank of Chicago, as Trustee under the Amended and Restated
                      Declaration of Trust of Fleet Capital Trust VII

25(m)         --      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
                      The First National Bank of Chicago, as Trustee under the Amended and Restated
                      Declaration of Trust of Fleet Capital Trust VIII


------------------------


(1) Incorporated by reference to Exhibits with same Exhibit number in Fleet's Registration Statement on Form S-3 (333-15435).



(2) Incorporated by reference to Exhibit 4(b) to Fleet's Current Report on Form 8-K dated December 6, 1996.



(3) Previously filed.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston, and Commonwealth of Massachusetts, on March 30, 1998.



                                FLEET FINANCIAL GROUP, INC.

                                By:          /s/ WILLIAM C. MUTTERPERL
                                      ----------------------------------------
                                               William C. Mutterperl
                                             EXECUTIVE VICE PRESIDENT,
                                           SECRETARY AND GENERAL COUNSEL




    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on March 30, 1998.


                      SIGNATURE                                                 TITLE
-----------------------------------------------------  --------------------------------------------------------

                          *                                           Chairman, Chief Executive
     ------------------------------------------                          Officer and Director
                   Terrence Murray

                          *                                               Vice Chairman and
     ------------------------------------------                        Chief Financial Officer
                  Eugene M. McQuade

                          *                                                 Controller and
     ------------------------------------------                        Chief Accounting Officer
                 Robert C. Lamb, Jr.

                          *                                                    Director
     ------------------------------------------
                   Joel B. Alvord

                          *                                                    Director
     ------------------------------------------
                 William Barnet, III

                          *                                                    Director
     ------------------------------------------
                  Bradford R. Boss

                          *                                                    Director
     ------------------------------------------
                  Stillman B. Brown

                          *                                                    Director
     ------------------------------------------
               Paul J. Choquette, Jr.

                          *                                                    Director
     ------------------------------------------
                    Kim B. Clark

                          *                                                    Director
     ------------------------------------------
                   John T. Collins

                      SIGNATURE                                                 TITLE
-----------------------------------------------------  --------------------------------------------------------
                          *                                                    Director
     ------------------------------------------
                  James F. Hardymon

                          *                                                    Director
     ------------------------------------------
                   Marian L. Heard

                          *                                                    Director
     ------------------------------------------
                  Robert M. Kavner

                          *                                                    Director
     ------------------------------------------
                 Raymond C. Kennedy

                          *                                                    Director
     ------------------------------------------
                  Robert J. Matura

                          *                                                    Director
     ------------------------------------------
                   Arthur C. Milot

                          *                                                    Director
     ------------------------------------------
                 Thomas D. O'Connor

                          *                                                    Director
     ------------------------------------------
                 Michael B. Picotte

                          *                                                    Director
     ------------------------------------------
                   Thomas C. Quick

                          *                                                    Director
     ------------------------------------------
                    Lois D. Rice

                          *                                                    Director
     ------------------------------------------
                   John R. Riedman

                          *                                                    Director
     ------------------------------------------
                   Thomas M. Ryan

                          *                                                    Director
     ------------------------------------------
                   Samuel O. Thier

                          *                                                    Director
     ------------------------------------------
                  Paul R. Tregurtha


               /s/ WILLIAM C. MUTTERPERL
         --------------------------------------
                 William C. Mutterperl
                       SECRETARY
  *By:              ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, each Trust has duly caused this
Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, The Commonwealth of Massachusetts, on March 30, 1998.


                                     FLEET CAPITAL TRUST IV
                                     FLEET CAPITAL TRUST V
                                     FLEET CAPITAL TRUST VI
                                     FLEET CAPITAL TRUST VII
                                     FLEET CAPITAL TRUST VIII

                                By:            /s/ JOHN R. RODEHORST
                                      ----------------------------------------
                                                 John R. Rodehorst
                                                      TRUSTEE